As filed with the Securities and Exchange Commission on August 20, 2020.

Registration No. 333-240209

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM F-1 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NANO-X IMAGING LTD
(Exact name of registrant as specified in its charter)

State of Israel	3844	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Communications Center,
Neve Ilan, Israel 9085000
+972 02 995 0506

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copies to:

Andrea L. Nicolás	Ian Rostowsky	Peter N. Handrinos	Chaim Friedland
Yossi Vebman	Amit, Pollak, Matalon & Co.	Wesley C. Holmes	Ari Fried
Skadden, Arps, Slate, Meagher &	APM House, 18 Raoul	Latham & Watkins LLP	Gornitzky & Co.
Flom LLP	Wallenberg St.	200 Clarendon Street	Zion House
One Manhattan West	Building D.	Boston, Massachusetts 02116	45 Rothschild Blvd.
New York, New York 10001	Ramat Hachayal	Tel: +1-617-948-6000	Tel Aviv 6578403, Israel
Tel: +1-212-735-3000	Tel Aviv 6971915, Israel	Fax: +1-617-948-6001	Tel. +972-3-710-9191
Fax: +1-212-735-2000	Tel: +972-3-568-9000		Fax: +972-3-560-6555
Fax: +972-73-297-8645

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  (File No. 333-240209)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed maximum aggregate offering price	Amount of registration fee(1)
Ordinary Shares, par value NIS 0.01 per share	408,497	$18.00	$7,352,946.00	$954.42
(1)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the initial public offering price. The registrant previously registered securities at an aggregate offering price not to exceed $182,647.062.00 on a Registration Statement on Form F-1 (File No. 333-240209), which was declared effective on August 20, 2020. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $7,352,946.00 is hereby registered, which includes shares issuable upon exercise of the underwriter’s over-allotment option.

This registration statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form F-1 (the “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purposes of registering 408,497 ordinary shares, par value NIS 0.01 per share, of NANO-X IMAGING LTD. This 462(b) Registration Statement relates to the initial public offering of ordinary shares contemplated by the Registration Statement on Form F-1 (File No. 333-240209), which was initially filed on July 30, 2020, and which, as amended, was declared effective by the Securities and Exchange Commission on August 20, 2020. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-240209), including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neve Ilan, State of Israel, on the 20th of August, 2020.

NANO-X IMAGING LTD

By:	/s/ Ran Poliakine
Name:	Ran Poliakine
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	/s/ Ran Poliakine	Director and Chief Executive Officer (Principal Executive Officer)	August 20, 2020
Ran Poliakine

	/s/ Itzhak Maayan	Chief Financial Officer(Principal Financial Officer and Principal Accounting Officer)	August 20, 2020
Itzhak Maayan

	*	Director	August 20, 2020
Onn Fenig

	*	Director	August 20, 2020
Floyd Katske

	*	Director	August 20, 2020
Erez Meltzer

	*	Director	August 20, 2020
Richard Stone

*By:	/s/ Ran Poliakine
Ran Poliakine Attorney-in-fact

Authorized Representative in the United States
By:	/s/ Richard Stone
Richard Stone
August 20, 2020

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Amit, Pollak, Matalon & Co., counsel to the Registrant, as to the validity of the ordinary shares (including consent).
23.1	Consent of PricewaterhouseCoopers International Limited, an independent registered public accounting firm.
23.2	Consent of Amit, Pollak, Matalon & Co. (included in Exhibit 5.1)
24.1	Powers of Attorney (included in Registrant’s Registration Statement on Form F-1 (File No. 333-240209) initially filed with the Securities and Exchange Commission on July 30, 2020).